Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. 1350
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of First Physicians Capital Group, Inc. (the “Registrant”) for the quarter ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Hirschhorn, Chief Executive Officer of the Registrant, certify to my knowledge and in my capacity as an officer of the Registrant, pursuant to 18 U.S.C. 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the Report.

Date: February 22, 2011	/s/ David Hirschhorn
David Hirschhorn
Chief Executive Officer (Principal Executive Officer)